SECURITIES AND EXCHANGE COMMISSION

			  Washington, D.C.  20549

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				 FORM 8-A

	      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
		   PURSUANT TO SECTION 12(b) OR (g) OF THE
		       SECURITIES EXCHANGE ACT OF 1934


		   MBNA America Bank, National Association
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	   (Exact name of registrant as specified in its charter)


	     United States                                   51-0331454
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 (State of incorporation or organization)              (IRS
Employer

Identification No.)

	1100 North King Street
	 Wilmington, Delaware
19801
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 (Address of principal executive offices)                   (Zip
Code)

Securities to be registered pursuant to Section 12(b) of the Act:

				    None

Securities to be registered pursuant to Section 12(g) of the Act:

		      MBNA Master Credit Card Trust II
       Class A Floating Rate Asset Backed Certificates, Series
1997-C
       Class B Floating Rate Asset Backed Certificates, Series
1997-C
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			      (Title of Class)


INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be
Registered.
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	The description of the Floating Rate Asset Backed
	Certificates appearing under the captions entitled:
	"Summary of Terms"; "The Receivables"; "Maturity Assumptions"; "Receivable Yield Considerations"; and "Description of the Certificates" in the Prospectus Supplement dated March 19, 1997 and "Prospectus Summary"; "Risk Factors"; "The Receivables"; "Maturity Assumptions"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Certain Federal Income Tax Consequences"; and "ERISA Considerations" in the Prospectus, February 19, 1997 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as Exhibit 5).

Item 2.   Exhibits.
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	Exhibit 1--Form of specimens of certificates representing
		 Class A Floating Rate Asset Backed Certificates,
		 Series 1997-C and Class B Floating Rate Asset
		 Backed Certificates, Series 1997-C.

	Exhibit 2--Pooling and Servicing Agreement (included in
		 Exhibit 4 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on October 14, 1994, which is incorporated herein by reference).

	Exhibit 3--First Amendment to Pooling and Servicing
		 Agreement, dated as of March 11, 1996 (included in Exhibit 3 to the Registrant's Form 8-A, as filed with the Securities and Exchange
		 Commission on April 5, 1996, which is
		 incorporated herein by reference).

	Exhibit 4--Series 1997-C Supplement

	Exhibit 5--Prospectus Supplement dated March 19, 1997 together with the Prospectus dated February 19, 1997, as filed with the Securities and Exchange Commission on March 21, 1997, pursuant to Rule 424 (b) (5).


				  SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


						     MBNA AMERICA
BANK,
						       NATIONAL
ASSOCIATION


Date: March 26, 1997                     By: /s/ Jerry M. Hamstead
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						 Jerry M. Hamstead
						 Vice President